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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                     [Amendment No........................]


Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[ ]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           S C & T INTERNATIONAL, INC.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)


 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

         .......................................................................
     2) Aggregate number of securities to which transaction applies:

         .......................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         .......................................................................
     4) Proposed maximum aggregate value of transaction:

         .......................................................................
     5) Total fee paid:

         .......................................................................

[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount previously paid:
                                ------------------------------------------------
     2)  Form Schedule or Registration Statement No.
                                                    ----------------------------
     3)  Filing Party:
                      ----------------------------------------------------------
     4)  Date Filed:
                    -------------------
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


SC&T INTERNATIONAL, INC.                                          (602) 368-9490
15695 North 83rd Way
Scottsdale, Arizona 85260


March 24, 1998


Dear Shareholder:

It is my pleasure to invite you to attend a Special Meeting of Shareholders of SC&T International, Inc., on Tuesday, April 14, 1998.

The meeting will begin promptly at 10:00 a.m., local time, at the principal executive offices of the Corporation at 15695 North 83rd Way, Scottsdale, Arizona 85260.

The official Notice of Meeting, proxy statement and form of proxy are included in this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

The vote of every shareholder is important. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so. Please complete, sign, date and promptly mail your proxy. Your cooperation will be greatly appreciated.

On behalf of SC&T's Board of Directors and management team, I look forward to greeting you and our other valued shareholders who are able to attend.

Sincerely,



James Copland
Chairman of the Board and
Chief Executive Officer
SC&T International, Inc.

                                     S C & T


                            SC&T INTERNATIONAL, INC.

                                -----------------

                    Notice of Special Meeting of Shareholders
                       to be held Tuesday, April 14, 1998


TO THE SHAREHOLDERS OF SC&T INTERNATIONAL, INC.:

         Notice is hereby given that a Special Meeting of Shareholders of SC&T International, Inc., will held at the Company's principal executive offices at 15695 North 83rd Way, Scottsdale, Arizona 85250, on Tuesday, April 14, 1998, at 10:00 a.m. local time, for the following purposes:

         1.       Proposal  to  approve  an   amendment   to  the   articles  of
                  incorporation to provide 75,000,000 authorized shares of common stock.

         2. Proposal to approve a reverse stock split in a ratio to be determined by the Board of Directors in an amount believed to be sufficient to cause the common stock to achieve and maintain a price sufficient for eligibility for NASDAQ listing.

and to transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at close of business on April 10, 1998, will be entitled to notice of this meeting and to vote at the Special Meeting of Shareholders and any adjournments thereof.

                                        By Order of the Board of Directors,



                                        James Copland
                                        Chairman of the Board and
                                        Chief Executive Officer
                                        SC&T International, Inc.

March 24, 1998



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YOUR VOTE IS IMPORTANT.  ACCORDINGLY,  YOU ARE ASKED TO COMPLETE, SIGN, DATE AND
RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
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
                                 PROXY STATEMENT

DATE, TIME AND PLACE INFORMATION

A meeting of the shareholders of SC&T International, Inc. (the "Company"), shall be held on April 14, 1998, at 10:00 a.m., at the principal executive offices of the Company at 15695 North 83rd Way, Scottsdale, Arizona 85260.

This Proxy Statement and the enclosed form of proxy are first being sent to each security holder on or about March 24, 1998.

REVOCABILITY OF PROXY

The proxy contained herein provides that a person given a proxy has the power to revoke the proxy. Said right to revoke the proxy may be exercised in writing on or before April 10, 1998. To the best of the knowledge of the Board of Directors of the Company, only the following proposals will be voted upon at the meeting:

1. Approval of an amendment to the Articles of Incorporation to provide 75,000,000 authorized shares of common stock (copy of Corporate Resolution attached hereto as Exhibit "A");

2. Approval of a reverse stock split in a ratio to be determined by the Board of Directors in an amount believed to be sufficient to cause the common stock to achieve and maintain a price sufficient for eligibility for NASDAQ listing (in excess of $5.00 per share) (copy of Corporate Resolution attached hereto as Exhibit "B"); and

PERSONS MAKING SOLICITATION

This solicitation is made on behalf of the Company. No director of the Company has given the Company written notice that he/she intends to oppose any action intended to be taken by the Company and the Board of Directors has unanimously recommended the actions set forth herein. The cost of solicitation of this proxy shall be borne by the Company.

DISSENTERS' RIGHT OF APPRAISAL

The matters set forth herein do not give rise to dissenters' rights of appraisal under Arizona law.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

On or about October, 1997, James Copland, the Chairman of the Board, President, Treasurer and Chief Executive Officer of the Company, turned in 1,500,000 shares of common stock held by him to allow the Company to issue common stock in conversion of preferred shares. In return therefore, the Board of Directors voted to issue Mr. Copland 15 shares of $100,000 face value preferred stock. The Board of Directors determined that this was a fair price for the surrender of the shares based on the fact that prior offers by other shareholders would have been sufficient at a substantially higher cost to the Company if it had accepted these offers and due to the fact that the return of the shares resulted in reducing the outstanding convertible preferred shares. Mr. Copland's preferred shares are convertible into common stock at the rate of 12 shares of common stock for each dollar face value. These shares will be convertible only if sufficient shares are issued or authorized by a vote of the shareholders to allow the Company to convert said preferred stock.

The Company believes that all of the foregoing transactions were on terms no less favorable to the Company than could have been obtained from unrelated third parties. The Company intends to continue to require that any future transactions with affiliated parties be on such terms and approved by a majority of the disinterested directors.

The Company will only have common stock available for such conversion if the proposal authorizing additional shares is approved. Each director and executive officer has been issued certain stock options. The Company only has sufficient shares to honor these options in the event Proposal 1 above is approved.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The sole securities entitled to vote at the meeting are the shares of common stock of the Company. As of March, 1998, there were approximately 22,900,000 shares of common stock outstanding.

Only stockholders of record on April 10, 1998 shall be entitled to vote.

To the best of the knowledge of the Company, no person held more than 5% of the voting common stock of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

No director, officer or affiliate of the Company, nor any beneficial owner of more than 5% of any class of voting securities of the Company, nor any associate of any such person, is a party adverse to the Company or any of its subsidiaries in any legal proceeding or has a material interest adverse to the Company.

AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

Proposal 1 seek authorization to amend the Articles of Incorporation of the Company to authorize the Company to allow the Company to increase its authorized shares up to 50,000,000 shares. This is an increase of 75,000,000 shares from the amount currently provided in the Articles of Incorporation. As set forth in
Item 12 which follows, authorization is also being sought for the Board of Directors to approve a reverse split of the securities of the Company in an amount not to exceed 1 share of common stock for every 182 shares of existing common stock.

The common shares to be authorized pursuant to the vote of the shareholders will be of the same class and of equal rights as to dividend, voting and preemption rights with the all other shares of authorized shares of common stock. The common stock shall have no preemptive rights.

It is anticipated that a portion of the shares to be authorized will be reserved for issuance to Mr. Copland in conversion for his preferred shares should Mr. Copland determine to convert said shares. It is anticipated that shares will be issued to holders of the existing preferred stock of the Company in order to honor their conversion rights. Both of these conversions will have the effect of eliminating outstanding preferred shares, however, they generally dilute the existing common shares. The remaining authorized shares of common are reserved to raise additional equity capital for the Company through private placements or future public offerings.

MODIFICATION OR EXCHANGE OF SECURITIES

Proposal 2 seeks to grant the Board of Directors authority to approve a reverse stock split whereby the common stock of the Company will be reverse split in an amount to believed by the Board of Directors to be sufficient to cause the common stock of the Company to achieve and maintain a price sufficient for NASDAQ listing. Upon the reverse split, shareholders may turn their shares in for new certificates representing the new post split shares.

The new shares of common stock will, in all manners, have the same rights as the old common stock with the exception of the reverse split. Management has proposed this reverse stock split for the following reasons:

1. The reverse split is required to bring the number of shares more in line with the size of the Company.

2. The Company needs additional authorized shares to be able to arrange equity financing and to increase shareholder value.

3.       The Company is not eligible for a NASDAQ listing unless its stock price
         is  above  $5  and  the   Company  is  seeking  to  avoid  penny  stock
         classification.

4. The Company is currently violation of the terms of its preferred stock because it cannot convert all preferred stock in accordance with the terms under which the preferred stock was issued.

FINANCIAL AND OTHER INFORMATION

Management is providing copies of the most recent Form 10-KSB (without exhibits) to all security holders. The financial information contained therein is incorporated herein by reference.

AMENDMENT TO CHARTER, BYLAWS OR OTHER DOCUMENTS

The Articles of Incorporation of the Company will be amended by the proposal to increase the authorized number of shares of common stock and will be further amended to authorize the reverse split. Copies of the proposed amendments are attached as Exhibits "A" and "B."

VOTING PROCEDURES

As to the manner in which the vote of security holders is sought, a majority of those shares voting shall be required for approval.

LIST OF EXHIBITS

Exhibit A             Amendment  to  the  Articles of  Incorporation  to provide
                      75,000,000 authorized shares.

Exhibit B             Amendment to the Articles of Incorporation to
                      authorize a reverse stock split in a ratio to be determined by the Board of Directors in an amount believed to be sufficient to cause the common stock to achieve and maintain a price sufficient to be eligible for NASDAQ listing.

                                    EXHIBIT A

                                   PROPOSAL l
                                   ----------


The first sentence of Article 4 of the Articles of Incorporation of the S C & T International, Inc., is proposed to be amended to read as follows:

                  Article 4. The Corporation shall have the authority to issue a
         total  of  eighty  million   (80,000,000)   shares  of  capital  stock,
         consisting of:

                  (1) Seventy five million (75,000,000) shares of common stock, $0.01 par value per share; and

                  (2) Five million (5,000,000) shares of serial preferred stock, $0.01 par value per share.

                  Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or consent of shareholders. Issued and outstanding shares of serial preferred stock will entitle the holder thereof only to those votes, if any, which may expressly be fixed as hereinafter provided for the respective series thereof and to voting rights on certain matters, and in certain circumstances, as set forth in this Article.

                  The Board of Directors is authorized to provide from time to time for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limitation, the generality of the foregoing, the following:

                  The serial designation and authorized number of shares;

                  (1) The dividend rate, the date or dates on which such dividends will be payable and the extent to which such dividends may be cumulative;

                  (2) The amount or amounts received by the holders in the event
         of  voluntary  or   involuntary   dissolution  or  liquidation  of  the
         Corporation;

                  (3) The price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;

                  (4) Any sinking fund provisions for redemption or purchase of shares of such series; and

                  (5) The terms and conditions, if any, on which shares may be converted into shares of capital stock, or of other series of serial preferred stock of the Corporation.

                  Each series of serial preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, may be entitled to receive such amount or amounts as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it.

                  Preference stock of any series redeemed, converted, exchanges, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized by unissued preference stock.

                  All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical, and all series of serial preferred stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.

                                    EXHIBIT B

                                   PROPOSAL 2
                                   ----------


Article 4 of the Articles of Incorporation of the S C & T International, Inc., is hereby further amended by the addition of Paragraph 7 as follows:

         7. Reverse Stock Split. Upon the filing of this Amendment with the Arizona Corporation Commission, and effective as of 5:00 p.m., Mountain Standard Time, on the date of filing (hereinafter referred to as the "Effective Time), every * shares of Common Stock issued and outstanding as of the Effective Date shall automatically, and without any action on the part of the stockholders, be converted and combined into one share of validly issued, fully payable and non-assessable share of Common Stock, par value $0.01. As of the Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the Reverse Stock Split shall be deemed to represent the number of new shares into which the old shares are convertible and the right to recover a cash payment in lieu of any fractional shares. In the case of a holder of shares not divisible by *, such fractional shares shall remain as fractional shares, provided, however, that, at the election of holder, such fractional shares may be redeemed for a cash payment equal to the average of the closing bid prices, as reported on the NASDAQ SmallCap Market on five trading days ending thirty days after the stock is listed for trading on the NASDAQ SmallCap Market if and when the stock is listed for trading on the NASDAQ SmallCap Market.



         * This amount will be determined on the date of filing of the amendment by the Board of Directors of the Corporation in an amount believed by the Board of Directors to be sufficient to cause the Common Stock to achieve and maintain a price sufficient to be eligible for NASDAQ listing.

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
S C & T INTERNATIONAL, INC.            PROXY            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
15695 NORTH 83RD WAY                                    The undersigned hereby appoints James Copland and Harry Wilson as proxies,
SCOTTSDALE, ARIZONA 85260                               each with power to appoint his/her substitute,  and hereby authorizes them to represent and to vote, as  designated  below,  all the shares of common stock of the  Corporation  held on record by the  undersigned on April 10,
                                                        1998, at the special  meeting of the  shareholders to be held on April 14,
                                                        1998, or any adjournment thereof.

1.   PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE 75,000,000 AUTHORIZED SHARES OF COMMON STOCK.

                    FOR  [_]        AGAINST  [_]        ABSTAIN  [_]

2.   PROPOSAL TO APPROVE A  REVERSE STOCK SPLIT IN A RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS IN AN AMOUNT  BELIEVED TO BE
     SUFFICIENT TO CAUSE THE COMMON STOCK TO ACHIEVE AND MAINTAIN A PRICE SUFFICIENT FOR ELIGIBILITY FOR NASDAQ LISTING.

                    FOR  [_]        AGAINST  [_]        ABSTAIN  [_]

3.   In their  discretion, the Proxies are  authorized to vote upon  such other business  as may properly come before the meeting.
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

4.   Please sign exactly as name appears below:         When  shares are  held by joint tenants, both should sign. When signing as attorney,  as executor,  administrator,  trustee or guardian,  please give full title as such.  If a corporation,  please sign in full corporate name by President or other authorized officer. If a partnership, please sign in
     NAME:___________________________________________   partnership name by authorized person.

     DATED:____________________________________, 1998   SIGNATURE: _______________________________________________
    --------------------------------------------------
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
     CARD PROMPTLY IN THE ENCLOSED ENVELOPE.            SIGNATURE IF HELD JOINTLY:________________________________
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